                                                                EXHIBIT 10.124



                               PURCHASE AGREEMENT
                   (INCLUDING OPERATIONS TRANSFER PROVISIONS)

         THIS PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 14th day of January, 2005, by and between (i) Diversicare Leasing Corp., a Tennessee corporation, hereinafter referred to as "SELLER" and (ii) Devil's Run Holding Company, Inc., a Texas corporation, hereinafter referred to as "PURCHASER" and Refugio Nursing and Rehabilitation Center, Inc., a Texas corporation, hereinafter referred to as "NEW OPERATOR".

                              W I T N E S S E T H:

                                    RECITALS

         A. Seller is the owner and operator of that certain skilled nursing facility consisting of certain real, personal and intangible property more commonly known as Refugio Manor, located at 201 Swift Street, Refugio, Texas 78377 (the "FACILITY").

         B. Purchaser desires to acquire the land and building where the Facility is situated from the current owner and New Operator desires to acquire control of the Facility and to enter into an agreement with the Purchaser pursuant to which it will lease the Facility.

         C. Seller, Purchaser and New Operator desire to enter into This Agreement in order to facilitate the sale of the Facility and the transition of operational responsibility for the Facility from Seller to Purchaser and New Operator.

         NOW, THEREFORE, for value received and in consideration of the mutual covenants, terms and conditions hereinafter set forth, it is agreed as follows:

         1. SALES CONTRACT. Seller agrees to sell Purchaser and Purchaser agrees to purchase from Seller, subject to the terms, covenants, conditions, representations and warranties herein contained, the following:

                  (a) All of Seller's interest in the real property described as Exhibit "A" (the "LAND");

                  (b) All buildings and improvements located on said property (the "IMPROVEMENTS") and all machinery, equipment, fixtures, inventory, supplies, groceries and other items of personal property owned by Seller and used in the operation and maintenance of Seller's nursing center business at the Facility (the "PERSONAL Property") (the "Land" and "Improvements" are sometimes hereinafter collectively referred to as the "REAL PROPERTY");

                  (c) If and to the extent assignable, all of Seller's interest in all assignable contract rights (not including accounts receivable and bank account balances, instruments, documents of title, policies and certificates of insurance, business records) and other items of



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intangible property used in the operation and maintenance of the Facility, all of which may be accepted at Purchaser's option as provided herein (the "CONTRACTS");

                  (d) All of Seller's right, title and interest in and to the name "Refugio Nursing and Rehabilitation Center, Inc." (the "NURSING HOME NAME"); and

                  (e) All of the admission policy agreements, patient's rights agreements and/or other patient or resident occupancy agreements with existing residents or patients of the Facility (collectively, the "ADMISSIONS AGREEMENTS"), which New Operator shall assume and take operational control of the Facility subject to;

                  (f) All of which property, real, personal, tangible, intangible and mixed shall hereinafter be referred to collectively as the "PREMISES".

                  1.1 Excluded Assets. There is specifically excluded from the Premises being sold, and anything herein to the contrary notwithstanding, Seller is not selling, assigning or transferring to Purchaser or New Operator, and Purchaser and New Operator are not acquiring from Seller, any of the following:
(a) cash, certificates of deposit, investments, notes receivable, amounts due from officers or employees, prepaid expenses (subject to the prorations set forth in this Agreement), interest receivable, life insurance, refunds, rebates or dividends with respect to various insurance and self-insurance arrangements or marketable securities of Seller; (b) Seller's accounts receivable from services performed with respect to the business of the Facility prior to the Closing Date (as hereinafter defined), including all amounts due from residents, Medicaid, Medicare or other third party payors; (c) minute books, stock records and related corporate records of Seller; (d) any leased property that is the subject of a Declined Contract (as defined in Section 19); (e) the wide area network and associated software provided on the Diversicare wide area network;
(f) Seller or its affiliate's continuous quality improvement programs, manuals and materials, management in formation systems, policy, procedure and educational manuals and materials, and similar proprietary property of Seller or its affiliates; (g) the current management agreement for the management of the Facility by Diversicare Management Services Co., an affiliate of Seller, which will be terminated as of the Closing Date; (h) any right to the use of the names "Advocat" or "Diversicare" or any derivative thereof; and (i) those additional items listed on Schedule A attached hereto (collectively, the "EXCLUDED ASSETS").

                  1.2 Delivery of Personal Property. The presence of the Personal Property at the Facility on the Closing Date shall constitute delivery thereof. Any items of Personal Property containing the name or logo of "Diversicare" or "Advocat", or any derivative thereof, discovered by Purchaser after the Closing Date shall be replaced by Purchaser and either destroyed or returned to Seller promptly following the Closing Date. As of the Closing Date, Purchaser will discontinue the use of any stationary or other supplies at the Facility which contain reference to the names "Advocat" or "Diversicare" or any derivative thereof.

         2. PRICE. Purchaser agrees to pay to Seller for the Premises the total sum of Two Hundred Thousand Dollars ($200,000.00) (the "PURCHASE PRICE") to be paid as follows:



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                  2.1 Two Hundred Thousand Dollars ($200,000.00) payable in cash or by wire transfer of immediately available funds to the order of Seller at closing subject to prorations between parties according to the terms as set forth in this Agreement.

                  2.2 Concurrently with the execution of this Agreement by Purchaser and Seller, and as a condition precedent to the effectiveness hereof, Purchaser shall deposit in escrow with the Title Company (as hereinafter defined), in cash or by wire transfer of immediately available, same day federal funds, the sum of Five Thousand Dollars ($5,000.00) (the "DEPOSIT"). If the purchase and sale contemplated herein closes, the Deposit shall be credited towards the total Purchase Price to be paid by Seller for the Premises. If the purchase and sale contemplated herein fails to close, the Deposit shall be returned to Purchaser or paid to Seller as provided elsewhere in this Agreement.

         3. CLOSING DOCUMENTS. Purchaser and Seller hereby agree that the purchase herein contemplated shall be consummated through the following instruments and according to the following terms:

                  3.1 Conveying Documents. Conveyance of the real and personal property shall be affected by a special warranty deed and bill of sale, both in forms as recommended by the State of Texas Bar Association and reasonably acceptable to Seller. Fee Simple and marketable title to the Real Property and good and valid title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements, and encumbrances of any kind other than the Permitted Exceptions (as hereinafter defined). If and to the extent assignable, all assignable licenses, permits, warranties and other privileges, if any, concerning the Premises or the operation thereof shall be assigned by Seller to Purchaser at the closing, provided that Seller assumes the obligations and responsibilities of the holder thereof.

                  3.2 Delivery of Title Commitments; Survey. Following the execution of this Agreement, Purchaser at its option, shall cause the Title Company to provide Purchaser with a current commitment for an owner's policy of title insurance covering the Real Property (the "TITLE COMMITMENT"), together with copies of all documents (collectively, the "TITLE DOCUMENTS") referenced in the Title Commitment. Purchaser, at its option and sole cost and expense, may, following the execution of this Agreement, obtain a new survey for the Real Property (the "SURVEY"). Purchaser understands and acknowledges that if Purchaser elects to obtain the Survey, the completion and/or delivery of the Survey shall not be a condition precedent to the closing. Seller shall have no responsibility with respect to the completion and delivery of the Survey or the completeness of the Title Documents made available to Purchaser by the Title Company.

                  3.3 Title Review and Cure. If Purchaser obtains the Title Commitment and Survey, Purchaser shall have the right to approve or disapprove the condition of title and survey to the Real Property. Not less than seven (7) days prior to the Closing Date, Purchaser shall deliver to Seller written notice of Purchaser's disapproval of any matters of title reflected in the Title Commitment and the Survey that do not constitute Permitted Exceptions. Purchaser shall provide Seller with a copy of the Title Commitment and Survey obtained by Purchaser. The



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failure of Purchaser to deliver to such notice on or before such date shall be deemed to constitute Purchaser's approval of the condition of title and survey to the Real Property. If Purchaser so gives Seller notice of its disapproval of any matter of title shown in the Title Commitment or the Survey, then Seller may, but shall have no obligation to, elect to eliminate to Purchaser's reasonable satisfaction the disapproved title matters by giving Purchaser written notice of those disapproved title matters, if any, which Seller agrees to so eliminate by the Closing Date. If Seller does not elect to, or is unable to, eliminate any disapproved title matters, then Purchaser shall have the right, upon delivery to Seller of a written notice, to either: (a) waive its prior disapproval and proceed to close its purchase of the Premises, in which event said disapproved matters shall be deemed to be Permitted Exceptions, or
(b) terminate this Agreement. Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Purchaser's election to take the action described in clause (a) above. If Purchaser elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), and the Deposit shall be immediately returned to Purchaser. Purchaser shall be deemed to have approved any title exception that Seller is not obligated to remove and to which either Purchaser did not object as provided above, or to which Purchaser did object, but with respect to which Purchaser did not terminate this Agreement as provided above, and the same shall be deemed a Permitted Exception.

                  3.4 Delivery of Title Policy at Closing. Seller will furnish funds at closing sufficient to cause the Title Company to issue and deliver to Purchaser, with respect to the Real Property, an ALTA Owner's Policy of Title Insurance in current ALTA Form or its reasonable equivalent in use in the State of Texas (the "TITLE POLICY"), or a pro forma policy or marked commitment for the same, dated as of the date and time of the recording of the deed for the Real Property, in the amount of the Purchase Price allocated to the Real Property, as improved, insuring Purchaser as owner of good and marketable title to the Real Property, subject only to (i) the usual standard printed exceptions contained in such standard form and (ii) the Permitted Exceptions. In the event Purchaser requests, and at Purchaser's expense (and if Purchaser has obtained a Survey satisfactory to the Title Company), the Title Policy (i) will provide for coverage deleting the standard printed survey exception subject to "shortages in area" and (ii) will provide for the issuance of a mortgage title policy in an amount up to the Purchase Price which is allocated to the Real Property, as improved, at simultaneous issue rates. The cost and expense, if any, of any additional endorsements to the Title Policy requested by Purchaser or its lender shall be the responsibility of Purchaser.

                  3.5 Permitted Exceptions. For purposes of this Agreement, "PERMITTED EXCEPTIONS" shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments for the current year, not yet due and payable, (b) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, (c) easements for the installation or maintenance of public utilities serving the Real Property, (d) easements and restrictions of record that do not hinder, interfere with or prohibit the use of the Real Property as skilled nursing facility, and (e) all other exceptions



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disclosed by the Title Commitment and which are approved or deemed approved by
Purchaser in accordance with Section 3.3 hereof.

         4. CLOSING. The transaction provided for herein shall be consummated through an escrow with Refugio Title Company, 112 E. Plafuela, P.O. Box 478, Refugio, Texas 78377 (the "TITLE COMPANY"). The parties shall execute and deliver to the Title Company instructions consistent with the terms of this Agreement. Any discrepancy between the escrow instructions and the provisions of this Agreement shall be controlled by the provisions of this Agreement unless the instructions specifically provide otherwise. All funds and documents provided for herein shall be delivered to the party entitled thereto upon close of escrow. Closing shall take place on the same date (the "CLOSING DATE") as the Effective Date described in Section 11.2, below, but in all events not later than March 1, 2005; unless extended beyond such time by mutual agreement of the parties. All deeds, assignments, bills of sale and other instruments of title sufficient to vest all title in the Premises to Purchaser at the time of closing will be delivered to the Title Company on the Closing Date, and possession of the Premises shall be given to Purchaser on the Closing Date, subject only to the rights of patients in residence in the normal course of business.

         5. SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants as follows:

                  5.1 Business Existence. That Seller is lawfully and duly qualified and authorized to carry on the business heretofore and now conducted by them within the State of Texas.

                  5.2 Possession. That Seller, on the Closing Date, will have no lessee or other person (except patients in a residence in the normal course of business) entitled to present or future possession of all or any part of the Premises.

                  5.3 Litigation. Except as disclosed on SCHEDULE 5.3, as of the date hereof, no action at law or in equity before any court or administrative agency is now or on the closing date will be pending, or to the knowledge of Seller, threatened against or affecting the Premises or the nursing center business conducted thereon.

                  5.4 Title. That Seller, on the Closing Date, will have good and marketable title (as defined by the Title Examination Standards adopted by the Texas Bar Association) to the Premises free and clear from all defects in title or encumbrances other than the Permitted Exceptions.

                  5.5 Undisclosed Liabilities. To the best of Seller's knowledge, the execution and delivery of this Agreement and the consummation of the transaction herein contemplated will not conflict or result in any breach of any terms, provisions, conditions or any statute or administrative regulation applicable to Seller or any order, writ, injunction, judgment or decree of any court or governmental authority or any agreement or instrument to which Seller is bound, or constitute a default thereunder.



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                  5.6 Licensing. Seller currently possesses a license from the
State of Texas authorizing or certifying the Premises to operate as a 60-bed long term care nursing facility health care facility. Seller further warrants that such license is in good standing and that no action, administrative or otherwise, has been taken or is being taken to decertify, remove, cancel or alter such License.

                  5.7 TDHS Contract. Seller warrants that the Vendor's Contract with the Texas Department of Human Services ("VENDOR'S CONTRACT") concerning the Facility is in full force and effect. Seller warrants that the Facility has not been placed on "Vendor Hold" by the Texas Department of Human Services during the twelve (12) months immediately preceding the date hereof. To the best of Seller's knowledge, there are no outstanding deficiencies from prior surveys that have not been corrected or waived.

         6. SELLER'S COVENANTS. Pending closing of the purchase hereby contemplated, the Seller covenants and agrees as follows:

                  6.1 Information. To permit Purchaser and Purchaser's authorized representatives to have access to and make reasonable examination of the physical properties, furnishings, equipment, real estate titles, contracts, and accounts of Seller, insofar as the operation of the Premises is concerned, and to furnish such other information concerning the operation of the Premises as may be reasonably required by Purchaser and is readily available to Seller. Such inspections shall be made at a time and place reasonable to Purchaser and Seller. All such inspections shall be subject to such limitations, protections and safeguards as may be necessary to protect the privacy and security of all patient-residents of the Facility.

                  6.2 Insurance Schedule. Seller will maintain substantially the same insurance coverage it currently has in place for the Facility up to and including the Closing Date; provided, however, that Purchaser understands that such insurance coverage currently expires and is subject to renewal as of February 1, 2005.

                  6.3 Further Assurances. To take whatever action and obtain whatever other instruments or documents as may be reasonably necessary in order to carry out the terms, covenants and conditions of this Agreement to be performed by Seller.

         7. EXPENSES AND PRORATIONS.

                  7.1 Recording Fees. All recording and escrow fees, including any deed recording tax or other charges, associated with the closing shall be paid by Purchaser.

                  7.2 Taxes and Assessments. Real estate and personalty taxes and assessments ("TAXES") imposed by any governmental authority with respect to the Real Property and Personal Property for the relevant tax year in which the closing occurs and that are not yet due and payable shall be prorated as of the Closing Date based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Purchaser and Seller will have owned the Real Property and Personal Property during such relevant tax year. Seller shall




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receive a credit for any Taxes already paid by Seller and applicable to any period after the Closing Date.

                  7.3 Utilities and Utility Deposits. Utilities for the Real Property, if any, for which Seller is responsible including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing Date, shall be prorated. Seller shall be entitled to claim and be paid all security deposits made by Seller and held by any of the utility companies providing service to the Real Property. From and after the Closing Date, Purchaser shall be responsible for making any security deposits required by utility companies providing service to the Real Property. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at closing the bills therefore for the period to the day preceding the Closing Date, and Purchaser shall pay the bills therefore for the period subsequent thereto. If the utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after the Closing Date. If Seller has paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Purchaser shall be charged its portion of such payment at closing.

                  7.4 Other Adjustments. All normal and customary items of expense and income regarding the ownership and e prorated between Seller and Purchaser as of the Closing Date.

                  7.5 Final Adjustment After Closing. If final prorations cannot be made at the closing for any item being prorated under this Section 7, then, provided Purchaser or Seller identify any such proration ("POST CLOSING PRORATION") in writing on or before the closing, Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the closing (but in no event later than forty-five (45) days after the closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than forty-five (45) days after the closing. Seller shall have reasonable access to, and the right to inspect and audit, Purchaser's books to confirm the final prorations for a period of one
(1) year after the Closing Date.

                  7.6 Survival. The provisions of this Section 7 shall survive the termination of this Agreement or the Close of Escrow.

         8. DEFAULT AND REMEDIES. In the event of default in the performance or observance of any representation, warranty or covenant of this agreement, it is agreed as follows:

                  8.1 Purchaser's Default, Seller's Remedy. In the event Purchaser refuses to perform the Purchaser's obligations hereunder, except as excused by Seller's default, Seller shall make written demand upon Purchaser for such performance and, if Purchaser fails to comply with such written demand within ten (10) days after the receipt thereof, Seller shall have the right as Seller's sole and exclusive remedy to terminate this Agreement and to receive and keep the



                                      Page 7
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Deposit, which shall be promptly disbursed by the Title Company to Seller, as liquidated damages. Seller shall have no other remedy available pursuant to this Agreement, at law or in equity.

                  8.2 Seller's Default, Purchaser's Remedy. In the event Seller shall default in the performance of Seller's obligations hereunder, except as excused as Purchaser's default, Purchaser shall make written demand upon Seller for such performance, and if Seller fails to comply with such demand within ten
(10) days after receipt thereof, Purchaser shall have the right as Purchaser's sole and exclusive remedy to either (i) terminate this Agreement, in which event Purchaser shall be entitled to the return of the Escrow Deposit, which the Title Company shall immediately deliver to Purchaser, or (ii) seek specific performance of this Agreement; provided that any suit for specific performance must be brought within thirty (30) days of such termination, Purchaser hereby waiving the right to bring suit at any late date.

         9. CONDITIONS TO CLOSING.

                  9.1 The Closing of the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

                           (a) There shall exist no actions, suits,
arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller, Purchaser or New Operator that would materially and adversely affect their ability to perform its respective obligations under this Agreement;

                           (b) There shall exist no pending or threatened
action, suit or proceeding with respect to Seller, Purchaser or New Operator before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;

                           (c) New Operator shall have obtained all licenses,
certificates of need, permits and approvals required of New Operator from the State of Texas and any other applicable governmental authority having jurisdiction required of New Operator to operate the Facility as a fully licensed nursing home, including without limitation the Licensure Approvals and New Provider Number described in Section 11, below, it being the intent of this Agreement that the sale of the Premises to Purchaser and the transfer of the nursing home operations of the Facility to New Operator shall take place simultaneously; and

                           (d) Seller shall have received all consents and
assignments and approvals from all third parties from whom such consents to assignments or approvals are necessary under all contracts, covenants and other agreements relating to the Premises including the consent of Seller's lender, AmSouth Bank, which currently has a lien on the Real Property and the Personal Property.



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         If any condition set forth above is not timely satisfied or waived for a reason other than a default by Seller, Purchaser or New Operator in the performance of its respective obligations under this Agreement, then this Agreement may be terminated at the written election of any party made on or before the Closing Date, in which event this Agreement shall terminate, the Title Company shall promptly return the Escrow Deposit to Purchaser, and the parties shall have no further obligations hereunder.

         10. AS-IS. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AGREES TO ACCEPT THE REAL PROPERTY AND PERSONAL PROPERTY ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). PURCHASER ACKNOWLEDGES THAT PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PURCHASED REAL AND PERSONAL PROPERTY AND THAT PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PURCHASED PROPERTY. ADDITIONALLY, PURCHASER AND SELLER HEREBY AGREE THAT (A) PURCHASER IS TAKING THE REAL PROPERTY "AS IS" WITH ALL LATENT AND PATENT DEFECTS AND THAT THERE IS NO WARRANTY BY SELLER THAT THE REAL PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) PURCHASER IS SOLELY RELYING UPON ITS EXAMINATION OF THE REAL PROPERTY, AND (C) PURCHASER TAKES THE REAL PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES. PURCHASER IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR PURCHASER'S INTENDED USE.

         11. CHANGE OF OWNERSHIP; LICENSURE AND CERTIFICATION; EFFECTIVE DATE.

                  11.1 New Operator has filed all applications and other documents required by the State of Texas (the "STATE") for the issuance of the licenses, certifications and approvals required by the State for the operation of the Facility by New Operator (the "LICENSURE APPROVALS") and New Operator shall diligently proceed with securing the Licensure Approvals, including providing the State with any supplemental or additional information required for the State to deem any such applications to be complete and shall (A) from time to time, upon request of Seller, advise Seller of the status of New Operator's efforts to secure the Licensure Approvals and (B) promptly advise Seller once the anticipated Effective Date is known to New Operator. New Operator shall be solely responsible for any and all costs associated with the change of ownership process including, but not limited to, any physical plant or other changes required to bring the Facility into compliance with the currently effective licensure and certification or other legal requirements if and to the extent it is not currently in such compliance and such compliance is required as a matter of state or federal law. Seller shall, upon request and at no cost to Seller, cooperate with New Operator in the licensure application process by providing New Operator with such information concerning Seller or the Facility as New Operator may advise Seller, from time to time, is required for New Operator to file and/or complete its licensure application. New Operator agrees that in no event shall New Operator seek that a Licensure Approval be issued as of any date other than the Effective Date as determined in accordance with this Agreement.

                  11.2 The transfer of operations of the Facility by Seller to New Operator pursuant to this Agreement shall take place and be effective on the first day of the first calendar month after New Operator receives the Licensure Approvals and the New Provider Number described in Section 11.3, below (the "EFFECTIVE DATE"), but not later than March 1, 2005; provided, however, that in order for the Effective Date to be February 1, 2005, New Operator must notify Seller in writing before 5:00 p.m. CST on January 24, 2005 that New Operator will have the Licensure Approvals in place for February 1, 2005, and supply reasonable assurances regarding same; and provided further, that in order for the Effective Date to be March 1, 2005, then New Operator must notify Seller in writing before 5:00 p.m. CST on the day that is fifteen (15) days prior to such proposed Effective Date that New Operator will have the Licensure Approvals in place for such Effective Date and supply such reasonable assurances. In no event shall the Effective Date be prior to the date that Purchaser closes the purchase of the Premises pursuant to this Agreement, it being the intent of this Agreement that the Effective Date shall take place simultaneously with the Closing Date.

                  11.3 New Operator shall not use or bill under any Medicaid provider numbers used by Seller, and New Operator shall be responsible for obtaining all such new Medicaid provider agreements and numbers and/or Medicaid certification as may be necessary for the continued operations of the Facility ("NEW PROVIDER NUMBER"). Seller's provider account number for the Facility shall remain the sole and exclusive property of Seller. New Operator shall be responsible for obtaining all other payor or provider agreements (commercial, governmental or otherwise) which may be necessary for the operation of the Facility after the Effective Date.

                  11.4 If New Operator does not obtain the Licensure Approvals and the New Provider Number on or before March 1, 2005 and Purchaser does not simultaneously acquire the

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land and building where the Facility is situated on or before such date, then this Agreement shall terminate and be of no further force and effect unless otherwise agreed by the parties in writing.

         12. CONVEYANCE OF SELLER'S PROPERTY AND INVENTORY; ASSIGNMENT OF ADMISSION AGREEMENTS.

                  12.1 For no additional consideration, Seller shall transfer and convey to New Operator on the Effective Date, in its "AS IS" condition, without representations or warranties, express or implied, the consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) located at the Facility on the Effective Date (the "INVENTORY"); provided, however, that Seller's only obligation shall be to ensure that the level of Inventory at the Facility on the Effective Date meets any minimum requirements established under applicable State law. Seller shall have no obligation to deliver the Inventory to any location other than the Facility, it being understood and agreed that the presence of the Inventory at the Facility on the Effective Date shall constitute delivery thereof. Seller shall execute a Bill of Sale in form and substance acceptable to Seller and New Operator that confirms the conveyance of the Inventory provided for herein.

                  12.2 On the Effective Date, Seller shall also transfer and convey to New Operator, in its "AS IS" condition, without representations or warranties, express or implied, all of its right, title and interest, if any, in and to the Personal Property (as hereinafter defined), provided that Lessor consents to such transfer. It is understood and agreed that Seller is not making any representation or warranty as to whether or to what extent there is, or on the Effective Date will be, any Personal Property located at the Facility. For purposes hereof, the Personal Property shall be defined as any and all furniture, fixtures, improvements and other tangible personal property, if any, which is owned by Seller and located at and used in connection with the operation of the Facility, but specifically excluding the Excluded Assets; provided, that if provided on said SCHEDULE A, Seller shall make certain Excluded Assets available to New Operator on the terms set forth on said SCHEDULE A.

                  12.3 On the Effective Date, Seller and New Operator will enter into an Assignment and Assumption Agreement in form and substance reasonably acceptable to Seller and New Operator pursuant to which Seller will assign to New Operator and New Operator will assume all of Seller's right, title and interest in and to and obligations under the Admissions Agreements with the persons who are residing at the Facility on the Effective Date (the "ASSIGNED ADMISSION AGREEMENTS"); provided, however, the Assignment and Assumption Agreement shall specifically provide that nothing therein shall be construed as imposing any liability on New Operator for the acts or omissions of Seller under the Assigned Admission Agreements prior to the Effective Date.

         13. TRANSFER ON RESIDENT TRUST FUNDS.

                  13.1 On the Effective Date, Seller shall prepare and deliver to New Operator a true, correct, and complete accounting and inventory (properly reconciled) of any resident trust funds and residents' property held by Seller as of the Effective Date in trust for residents at the Facility (collectively the "RESIDENT TRUST FUNDS").

                  13.2 As of the Effective Date, Seller hereby agrees to transfer to New Operator the Resident Trust Funds and New Operator hereby agrees that it will accept such Resident Trust Funds in trust for the residents/responsible parties and be solely accountable to the residents/responsible parties for such Resident Trust Funds in accordance with the terms of this Agreement and applicable statutory and regulatory requirements

                  13.3 Within five (5) days after the Effective Date, Seller shall prepare a final reconciliation comparing the actual Resident Trust Fund balance on the Effective Date to the amount of the Resident Trust Funds transferred to New Operator on the Effective Date and to the extent the former exceeds the latter, Seller shall remit such excess to New Operator or to the extent the latter exceeds the former, New Operator shall remit such excess to Seller.

                  13.4 New Operator shall have no ongoing responsibility to the applicable resident/responsible party and regulatory authorities in the event the Resident Trust Funds delivered by Seller to New Operator pursuant to Section
13.2 are demonstrated to be less than the full amount of the Resident Trust Funds for such resident as of the Effective Date, for inaccuracies in the accounting and inventory provided by Seller, or for claims which arise from actions or omissions of Seller with respect to the Resident Trust Funds prior to the Effective Date.

                  13.5 Seller shall have no responsibility to the applicable resident/responsible party and regulatory authorities with respect to any Resident Trust Funds delivered to New Operator.

         14. COST REPORTS. Seller shall timely prepare and file with the appropriate Medicare and Medicaid agencies any final cost reports with respect to its operation of the Facility which are required to be filed by law under the terms of the Medicare and Medicaid Programs. Within five (5) business days of request by New Operator, Seller shall provide New Operator with copies of such cost reports, together with copies of any amendments thereto and correspondence related to such final cost reports.

         15. EMPLOYEES. Seller shall discontinue employment of all the Facility employees effective immediately prior to the Effective Date. Unless otherwise agreed by Seller and New Operator, Seller shall pay directly to such employees any unpaid wages and benefits which Seller is required by law or by the terms of any applicable union contract to pay to the employees of the Facility as of the Effective Date.

                  15.1 WARN Act. Anything in this Agreement to the contrary notwithstanding, as of the Effective Date, New Operator shall employ such number of Seller's employees at the Facility and shall retain for a period of ninety (90) days following the Effective Date such number of Seller's employees at the Facility as shall be necessary to avoid any potential liability by Seller for a violation of the Workers Adjustment Retraining and Notification Act (the

"WARN ACT") (or any similar law of the State of Texas) attendant to Seller's failure to notify such employees of a "mass layoff" or "plant closing" as defined in the WARN Act (or any similar law of the State of Texas). For purposes of determining compliance by New Operator with the foregoing provisions, employees terminated by Seller during the period of ninety (90) days immediately prior to the Closing Date for other than cause, retirement or voluntary departure, all of who are listed in SCHEDULE 15.1, shall be taken into consideration. New Operator shall indemnify Seller from and against any liability for any WARN Act violations resulting from the aggregation of the terminations of employment by Seller during the ninety (90) days immediately preceding the Closing Date listed on SCHEDULE 15.1 with the terminations of employment of Seller's employees at the Facility on or after the Effective Date in violation of this Section 15.1. However, the indemnification by New Operator referred to in the immediately preceding sentence shall apply only to violations of WARN that relate solely to employees of Seller who work at the Facility or who worked at the Facility within the 90 day period preceding the Closing Date without reference to Seller's employees at any other location. Nothing herein contained shall be deemed either to affect or to limit in any way the management prerogatives of New Operator with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature. Between the date hereof and the Effective Date, Seller shall not terminate any further employees at the Facility for other than cause, retirement or voluntary departure, unless Seller has first obtained the consent of New Operator, which consent will not be unreasonably withheld except where such termination would have the effect of causing the parties to be in violation of the WARN Act (or any similar law of the State of Texas). The provisions of this Section 15.1 shall survive the closing of the transactions contemplated herein.

         16. ACCOUNTS RECEIVABLE.


                  16.1 Seller shall retain whatever right, title and interest it may have in and to all unpaid accounts receivable with respect to the Facility which relate to the period prior to the Effective Date, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to the Effective Date even if such adjustments occur after the Effective Date ("SELLER'S A/R"). New Operator (i) shall do nothing to interfere with any and all of Seller's rights with respect to the Seller's A/R, including but not limited to, the right to collect the same and to enforce any and all of Seller's rights with respect to Seller's A/R, (ii) agrees that if it receives any proceeds with respect to the Seller's A/R, New Operator will hold such proceeds in trust for Seller and shall promptly turn over those proceeds to Seller (until directed otherwise by Seller in writing) without demand, in the form received, and (iii) agrees to indemnify, defend and hold harmless Seller from any and all losses, costs, damages and expenses, including, but not limited to, reasonable attorneys fees, which Seller may incur in the event of a breach by New Operator of its obligations under this Section 16.1.

                  16.2 Within ten (10) business days following the Effective Date, Seller shall provide New Operator with a schedule setting forth by patient its outstanding accounts receivable with respect to the Facility as of the Effective Date.

                  16.3 In furtherance and not in limitation of the requirements set forth in Section 16.1, payments received by New Operator from and after the Effective Date from third party payors, including but not limited to Medicare, Medicaid, managed care and health insurance, shall be handled as follows:

                           16.3.1 If such payments specifically indicate on the
accompanying remittance advice, or the parties otherwise agree, that they relate to the period prior to the Effective Date, the payments shall be forwarded to Seller by New Operator, along with the applicable remittance advice, promptly, but in no event more than three (3) business days, after receipt thereof;

                           16.3.2 If such payments indicate on the accompanying
remittance advice, or the parties otherwise agree, that they relate to the period on or after the Effective Date, they shall be retained by New Operator; and

                           16.3.3 If the period(s) for which such payments are
made is not indicated on the accompanying remittance advice, and the parties are unable to agree as to the periods which such payments relate, the parties shall assume that each payment relates to the oldest outstanding unpaid receivables for reimbursement and, based on such assumption, the portion thereof which relates to the period on and after the Effective Date shall be retained by New Operator and the balance shall be remitted to Seller promptly, but in no event more than three (3) business days, after receipt thereof.

                  16.4 Any payments received by New Operator during the first ninety (90) days after the Effective Date from or on behalf of private pay patients with outstanding balances as of the Effective Date which fail to designate the period to which they relate, will first be applied by New Operator to reduce the patients' pre-Effective Date balances, with any excess applied to reduce any balances due for services rendered by New Operator after the Effective Date. Thereafter all non-designated payments will first be applied to any post-Effective Date balances, with the excess, if any, applied to the extent of any balances due for services rendered by Seller prior to the Effective Date.

                  16.5 Nothing herein shall be deemed to limit in any way Seller's rights and remedies to recover accounts receivable due and owing Seller under the terms of this Agreement.

                  16.6 In the event the parties mutually determine that they misapplied any payment hereunder, the party that erroneously received the payment shall remit it to the other party promptly, but in no event more than three (3) business days, after the determination of misapplication is made.

                  16.7 For the six (6) month period following the Effective Date or until Seller receives payment of all accounts receivable attributed to the operation of the Facility prior to the Effective Date, whichever is sooner, New Operator shall provide Seller with an accounting by the 20th day of each month setting forth all amounts received by New Operator during the preceding month with respect to Seller's A/R which are set forth in the schedule provided by

Seller pursuant to Section 16.2. New Operator shall deliver such accounting to Seller at the address provided in Section 24.8(b). Seller shall have the right to inspect all cash receipts of New Operator during weekday business hours in order to confirm New Operator's compliance with the obligations imposed on it under this Section.

                  16.8 The obligations of the parties to forward the accounts receivable payments pursuant to this Section 16 are absolute and unconditional and irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge, offset, counterclaim or defense of the parties, the right to assert any of which is hereby waived.

         17. COSTS AND PRORATIONS.

                  17.1 As between New Operator and Seller, revenues and expenses (including any amount paid by Seller prior to the Effective Date for services to be rendered on and after the Effective Date from social security payments, private pay patients prepayments, applied income payments, resident trust prepayments, etc), and other related items of revenue or expense attributable to the Facility shall be prorated between Seller and New Operator as of the Effective Date. In general, such prorations shall be made so that as between New Operator and Seller, Seller shall be reimbursed for prepaid expense items to the extent that the same are applied to expenses attributable to periods after the Effective Date and Seller shall be charged for unpaid expenses to the extent that the same are attributable to periods prior to the Effective Date. This provision shall be implemented by New Operator remitting to Seller any invoices (or the applicable portion thereof in the case of invoices which cover periods both prior to and after the Effective Date) which describe goods or services provided to the Facility before the Effective Date and by New Operator assuming responsibility for the payment of any invoices which describe goods or services provided to the Facility on and after the Effective Date.

                  17.2 All prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Seller. Insurance premiums and payments shall not be pro-rated and New Operator shall obtain its own insurance coverage covering all periods commencing on and after the Effective Date.

                  17.3 All amounts which are subject to proration under the terms of this Agreement and which require adjustment after the Effective Date shall be settled within thirty (30) days after the Effective Date or, in the event the information necessary for such adjustment is not available within such thirty (30) day period, then within ten (10) business days of receipt of information by either party necessary to settle the amounts subject to proration.

                  17.4 This Agreement shall not affect, and Seller shall retain, whatever right, title and interest it may have in and to any insurance proceeds or condemnation awards which may be due and owing to Seller as a result of any covered incidents of damage or destruction to, or takings of, the Facility or any part thereof occurring prior to the Effective Date even if the same are not paid until after the Effective Date. In furtherance of the foregoing, New Operator agrees (i) upon reasonable advance notice and during normal business hours to provide such access to the Facility as may be required by Seller or any third party adjuster or representative of a condemning authority to settle any such insurance claims/condemnation proceedings and (ii) in the event any such insurance proceeds or condemnation awards are directed to New Operator or the Facility rather than to Seller, to remit such insurance proceeds/condemnation awards to Seller within ten (10) days after receipt thereof.

         18. ACCESS TO RECORDS.

                  18.1 On the Effective Date, Seller shall deliver to New Operator all records necessary to the efficient, continued operation of the Facility. Nothing herein shall be construed as precluding Seller from removing from the Facility (a) the originals of the financial records which relate to its operations at the Facility, (b) the originals of any proprietary materials related to its overall corporate operations, (c) the originals of all performance improvement data, (d) originals of employee records for all former employees not employed by New Operator, (e) copies of retained employee records,
(f) originals of patient records for all former patients no longer residing at the Facility, and (g) copies of records for all current patients residing at the facility.

                  18.2 From and after the Effective Date, New Operator shall allow Seller and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, the books and records and supporting material of the Facility relating to the period prior to and including the Effective Date, to the extent reasonably necessary to enable Seller to among other things investigate and defend malpractice, employee or other claims, to file or defend cost reports and tax returns, to complete/revise, as needed, any patient assessments which may be required for Seller to seek reimbursement for services rendered prior to the Effective Date, to verify accounts receivable collections due Seller and to file exceptions to the Medicare routine cost limits for the cost reporting periods prior to and including the Effective Date and to enable Seller to complete, in accordance with Seller's policies and procedures, any and all post Effective Date accounting, reconciliation and closing procedures, including, but not limited to, a month end close out of all accounts, including but not limited to accounts payable and Medicare billing.

                  18.3 Seller shall have the right, at Seller's sole cost and expense, within five (5) days of the delivery of a request therefor to New Operator to enter the Facility and remove originals or copies of any such records delivered to New Operator; provided, however, if directed by Seller in its request to New Operator, New Operator shall within such five day period, forward such records to Seller to the address designated by Seller; and provided, further, that if, for purposes of litigation involving a patient or employee to whom such record relates, an officer of or counsel for Seller certifies that an original of such record must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation then the records so delivered or removed shall be an original. Any record so removed shall promptly be returned to New Operator following its use, and nothing herein shall be interpreted to prohibit New Operator from retaining copies of any such documents.

                  18.4 New Operator agrees to maintain such books, records and other material comprising records of the Facility's operations prior to the Effective Date that have been received by New Operator from Seller or otherwise, including, but not limited to, patient records and records of patient funds, to the extent required by law, but in no event less than seven (7) years, and shall, at Seller's request, allow Seller a reasonable opportunity to remove such documents, at Seller's expense, at such time after such record retention period as may be required by law as New Operator shall decide to dispose of such documents.

                  18.5 In the event of a further transfer of operations of the Facility from New Operator to a subsequent operator of the Facility (each a "SUBSEQUENT OPERATOR"), New Operator shall, as a condition to such transfer, expressly require in the transfer documentation (each a "SUBSEQUENT OTA") that
(i) the Subsequent Operator comply with the provisions of preceding Sections 18.2, 18.3 and 18.4 (collectively, the "FACILITY RECORDS PROVISIONS") as if Subsequent Operator were the New Operator hereunder and (ii) each Subsequent OTA shall incorporate the Facility Records Provisions for the express benefit of Seller such that Seller shall be an express third party beneficiary to the Facility Records Provisions of each such Subsequent OTA.

                  18.6 New Operator acknowledges and agrees that the books, records and other materials described in this Section 18 are unique, that in the event of a breach by New Operator of its obligations under this Section 18, Seller would suffer injury for which it would not be fully compensated with monetary damages and accordingly that in the event of a breach by New Operator of its obligations under this Section 18, Seller shall be entitled to seek to enjoin a breach by New Operator of its obligations under this Section 18 and/or to specifically enforce the obligations of New Operator hereunder.

         19. OPERATING CONTRACTS. Seller acknowledges and agrees that New Operator has advised Seller that it is not assuming any vendor, service and other agreements to which Seller is a party relating to the Facility except for those assumed contracts listed on SCHEDULE B. New Operator shall advise Seller in writing no later than ten (10) business days prior to the Effective Date of the contracts it intends to assume for purposes of preparing the attached SCHEDULE B. Seller shall transfer and assign to New Operator all of Seller's interest in, and New Operator shall assume the obligations of Seller that accrue after the Effective Date under and agree to perform and be bound by all of the terms and conditions and all of the contracts with third parties for the sale, lease or provision of goods, services or equipment in connection with the operation of the Facility listed on SCHEDULE B (collectively, the "ASSUMED LIABILITIES"). Such assignment and assumption shall be evidenced by an Assignment and Assumption Agreement to be executed by Seller and New Operator on the Effective Date. Seller will notify all existing vendors providing goods, services or equipment to the Facility under the existing contracts not assumed by Purchaser (the "DECLINED CONTRACTS") of the change in the operation of the Facility evidenced by this Agreement and as to any vendors under any Declined Contracts the requirement to enter into new agreements with the New Operator if they desire to continue to provide goods, services and equipment to the Facility. Seller shall have no liability to New Operator for any damages incurred by New Operator as a result of its failure or inability to obtain any consent or waiver necessary to assume any contract. In the event at the time of the execution of this Agreement, SCHEDULE B is not attached hereto, Seller and Purchaser agree that the provisions of this Section 19 shall be effective and binding upon Seller and Purchaser provided that SCHEDULE B is delivered and accepted by Purchaser and Seller and attached hereto on or before ten (10) days prior to the Effective Date.

         20. PROPRIETARY INFORMATION AND MATERIALS. New Operator acknowledges and agrees that any and all proprietary and confidential materials and information located at and used in connection with the operation of the Facility, including but not limited to, its policy and procedure manuals, shall be and remain the property of Seller and accordingly that Seller shall remove all of such materials and information from the Facility on or immediately before the Effective Date.

         21. MEDICAID/MEDICARE INDEMNIFICATION. Seller acknowledges and agrees that it shall be responsible for all Medicare and Medicaid billing and cost reports filed with Medicare and Medicaid with respect to the Facility prior to the Effective Date and is responsible for terminating cost reports that include periods up to the Effective Date. Seller acknowledges and agrees that it shall remain liable for any claims for overpayments under any of Seller's Medicare or Medicaid provider agreements for periods prior to the Effective Date and further agrees to indemnify New Operator against any loss, cost or expense arising from such claims.

         22. DISCLAIMERS. New Operator acknowledges that, except as expressly set forth in this Agreement, neither Seller nor any of its agents, employees, officers, directors or other representatives (collectively, "SELLER'S REPRESENTATIVES") has made and no such person makes any representation, warranty, or covenant whatsoever with respect to any matter, thing or event. Without limiting the generality of the foregoing, NEW OPERATOR SHALL ACCEPT THE FACILITY AND ANY AND ALL PERSONAL PROPERTY TRANSFERRED BY SELLER TO NEW OPERATOR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PERSONAL PROPERTY, AND THE INVENTORY IN THEIR "AS-IS" "WHERE-IS" CONDITION AS OF THE EFFECTIVE DATE, WITHOUT ANY REPRESENTATION, WARRANTY OR RECOURSE WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, New Operator acknowledges on behalf of itself and its affiliates, that neither Seller nor any of Seller's Representatives have made any representation or warranty to New Operator or to any of New Operator's affiliates, except as specifically set forth in this Agreement. New Operator agrees that, in entering into this Agreement and all of the documents contemplated by this Agreement, it has conducted due diligence with respect to the financial condition of the Facility, any provider agreements, or personal property transferred in connection with this Agreement and the Facility Employees and that New Operator has not relied on any express or implied representation or warranty by Seller not expressly contained in this Agreement.

         23. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments reasonably necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

         24. MISCELLANEOUS. It is further understood and agreed as follows:

                  24.1 Severability. If any provisions of this Agreement shall be held to be void or unenforceable for any reason, the remaining terms and provisions hereof shall not be affected thereby.

                  24.2 Time. Time is of the essence of this Agreement. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.

                  24.3 Destruction. In the event the Premises shall be destroyed or substantially damaged on or before the closing date by fire flood, accident, civil commotion or any other cause or event beyond the reasonable control of Seller, this Agreement shall terminate, and neither shall have any further responsibility to the other.

                  24.4 Binding Effect. This Agreement shall inure to the benefits of and bind the heirs, successors, and assigns of the parties thereto.

                  24.5 Survival of Representations. The representations and warranties of the parties herein contained shall survive closing for a period of two (2) years.

                  24.6 Brokerage Fees. The parties represent to each other that there are no brokerage fees due or payable to any third party as a result of this transaction.

                  24.7 Sale Tax. Should any sales tax become due and owing as a result of this transaction contemplated herein Purchaser shall pay same.

                  24.8 Notices. All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by national overnight courier service or by facsimile transmission with confirmed receipt, each addressed as follows:

                  (a)  If to New Operator:    Refugio Nursing and Rehabilitation
                                              Center, Inc.
                                              7610 N. Stemmons, Frwy, Suite 300
                                              Dallas, Texas 75247
                                              Attn: Lynne C. Renfro

                  (b)  If to Seller:          c/o Advocat Inc.
                                              277 Mallory Station, Suite 130
                                              Franklin, TN 37067
                                              Attn:  President

                   (c) If to Purchaser:       Devil's Run Holding Company, Inc.
                                              7610 N. Stemmons Frwy., Suite 300
                                              Dallas, Texas 75247

Any such notice shall be deemed delivered when actually received or when delivery is first refused regardless of the method of delivery used. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto. Although either party shall have the right to change its address for notice purposes from time to time, any notice delivered pursuant to this Section 24.8 to the address set forth in this Section 24.8 or to such other address as may be hereafter specified in writing in accordance with this Section 24.8 shall be effective even if actual delivery cannot be made as a result of a change in the address of the recipient of such notice and the party delivering the notice has not received actual written notice in accordance with the provisions of this Section
24.8 of the current address to which notices are to be sent.

                  24.9 Payment of Expenses. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

                  24.10 Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

                  24.11 Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by either party hereto.

                  24.12 Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

                  24.13 Counterparts. This Agreement may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

                  24.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

                  24.15 Costs and Attorneys' Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

                  24.16 Construction. Both parties acknowledge and agree that they have participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof no provision shall be construed so as to favor or disfavor either party hereto.

         25. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER AND NEW OPERATOR. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Premises to Purchaser, Purchaser and New Operator make the following representations, warranties and covenants to Seller:

                  25.1 Authority; No Conflict. Purchaser and New Operator each have the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Purchaser or New Operator is requisite to the valid and binding execution, delivery and performance of this Agreement. There is no statute, regulation, judicial decree or order, agreement to which Purchaser or New Operator is a party or, to their actual knowledge, binding on either of them, which would prevent Purchaser from consummating the transaction contemplated by this Agreement.

                  25.2 Confidentiality. All information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Premises by Purchaser, New Operator or their authorized representatives will be treated by Purchaser, New Operator and their authorized representatives as confidential, and will not be disclosed to anyone (except as reasonably required in connection with their evaluation of the Premises). Without limiting the generality of the foregoing all such information shall be subject to, and Purchaser and New Operator agree at all times to comply with, any prohibitions or limitations on disclosure of such information under applicable laws or regulations, including without limitation, any duly enacted "Patients Bill of Rights" or any similar legislation, and, as to information deemed "protected health information", the Standard for Privacy of Individually Identifiable Health Information adopted pursuant to the Health Insurance Portability and Accountability Act of 1996. Purchaser and New Operator covenant and agree to be responsible for any damage, loss, cost or liability (including attorneys fees) arising out of the breach of the provisions of this Section
25.2. The confidentiality provisions of this Section 25.2 shall not apply to any disclosures made by Purchaser or New Operator as required by law, by court order, or in connection with any subpoena served upon Purchaser or New Operator; provided Purchaser or New Operator shall provide Seller with written notice before making any such disclosure. The provisions of this Section 25.2 shall survive the Closing or any sooner termination of this Agreement.

         26. INDEMNIFICATION.



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


                  26.1 Seller. Seller does hereby agree to indemnify and to defend and hold harmless New Operator and Lessor, their respective heirs, personal representative, successors and assigns, from and against any and all demands, claims, causes of action, fines, penalties, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred or suffered by New Operator or Purchaser in connection with or arising from (i) any default in the performance of any covenant on the part of Seller contained in this Agreement or any document or instrument delivered by Seller pursuant to this Agreement to be kept, observed or performed by from and after the Closing Date and (ii) any claim made by or for any third party against Purchaser or New Operator based upon the occupancy or operation of the Facility by Seller prior to the Closing Date, including without limitation any claims, liabilities, penalties and sanctions for overpayment made to Seller under any Medicaid or other third party payor contract arising from services provided by Seller prior to the Closing Date, or any claims for personal injury (including death) resulting from the acts, omissions or negligence of Seller or the agents or employees of Seller with respect to the Facility prior to the Closing Date; provided, however, that nothing herein shall be construed as imposing any liability on Seller to indemnify, defend or hold harmless Purchaser or New Operator with respect to Purchaser's or New Operator's own acts or omissions from and after the Closing Date.

                  26.2 Purchaser and New Operator. Purchaser and New Operator hereby agree, jointly and severally, to indemnify and to defend and hold harmless Seller, its successors and assigns, from and against any and all demands, claims, causes of action, fines, penalties, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred or suffered by Seller in connection with or arising from (i) any default in the performance of any covenant on the part of Purchaser or New Operator contained in this Agreement or any document or instrument delivered by either Purchaser or New Operator pursuant to this Agreement to be kept, observed or performed by Purchaser or New Operator from and after the Closing Date and
(ii) any claim made by or for any third party against Seller based upon the occupancy or operation of the Facility by Purchaser or New Operator from and after the Closing Date, including but not limited to any claims, liabilities, penalties and sanctions for overpayments made to New Operator under any Medicaid or other third party payor contact arising from services provided by New Operator from and after the Closing Date, or any claims for personal injury (including death) resulting from the acts, omissions or negligence of Purchaser or New Operator or the agents or employees of Purchaser or New Operator with respect to the Facility from and after the Closing Date; provided, however, that nothing herein shall be construed as imposing any liability on Purchaser or New Operator to indemnify, defend or hold harmless Seller with respect to Seller's own acts or omissions from and after the Closing Date.

                  26.3 Survival. The indemnification provisions of this Section 26 shall survive the closing of the transactions contemplated herein.

                  26.4 Counterparts; Facsimile Signature. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted by facsimile or telecopy and such signatures shall be valid and effective to bind the




                                       Page 22
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party so signing, it being expressly agreed that each party to this Agreement shall be bound by its own facsimile or telecopied signature and shall accept the facsimile or telecopied signature of the other party to this Agreement.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


SELLER:                         DIVERSICARE LEASING CORP.



                                By:  /s/ William R. Council III
                                     -------------------------------------------
                                Its: President
                                     -------------------------------------------


PURCHASER:                      DEVIL'S RUN HOLDING COMPANY, INC.


                                By:  /s/ Gary R. Trebert
                                     -------------------------------------------
                                Its: CEO
                                     -------------------------------------------


NEW OPERATOR:                   REFUGIO NURSING AND REHABILITATION CENTER, INC.


                                By:  /s/ Jeffrey Head
                                     -------------------------------------------
                                Its: CFO
                                     -------------------------------------------




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